Exhibit 99.1

Xenetic Biosciences, Inc. Announces Pricing of $4.5 Million Underwritten Offering of Common Stock

FRAMINGHAM, MA. October 10, 2025, — Xenetic Biosciences, Inc. (NASDAQ:XBIO) ("Xenetic" or the "Company"), a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, today announced the pricing of an underwritten offering of 735,000 shares of common stock at a price to the public of $6.12 per share, for gross proceeds of approximately $4.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses. All shares of common stock are being offered by Xenetic. The offering is expected to close on or about October 14, 2025, subject to the satisfaction of customary closing conditions.

Canaccord Genuity is acting as the sole bookrunner for the offering.

Xenetic intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-282756) that was declared effective by the Securities and Exchange Commission (“SEC”) on November 1, 2024. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and a final prospectus supplement with the final terms of the offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Canaccord Genuity LLC, Attention: Syndication Department, One Post Office Square, Suite 3000, Boston, Massachusetts 02109, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Xenetic

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers. The Company's DNase platform is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements about the Company’s expectations regarding the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with the Company’s business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the offering that will be filed with the SEC, the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Report on Form 10-Q. There can be no assurances that we will be able to complete the offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

JTC Team, LLC

Jenene Thomas

(908) 824-0775

xbio@jtcir.com